Exhibit 23.2


The Board of Trustees Doctors Hospital:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Interest of Named Experts and Counsel" in the prospectus.


KPMG LLP
Nashville, Tennessee
June 16, 1999